Shareholder Meeting Results

A special meeting of shareholders (the “Meeting”) of each series of RidgeWorth Funds (the “Trust”) was held on March 12, 2014.

The details of the voting with respect to each Proposal are shown below. Each Proposal received the required number of affirmative votes for approval.

The Meeting was held to consider and act on the following proposals:

Proposal 1: To elect Trustees to the Board of Trustees of the Trust.

Tim E. Bentsen
Affirmative Votes	Objecting Votes	Abstaining Votes
1,458,657,147.458	0.000	20,279,356.809

Ashi S. Parikh
Affirmative Votes	Objecting Votes	Abstaining Votes
1,458,244,497.972	0.000	20,692,006.295

Proposal 2: To approve an amendment to the Trust’s Agreement and Declaration of Trust.

Affirmative Votes	Objecting Votes	Abstaining Votes
1,069,350,705.720	57,212,101.541	15,395,254.603

Proposal 3: To approve the implementation of a manager of managers arrangement that will permit RidgeWorth Investments  (the “Adviser”), subject to prior approval by the Board of Trustees, to enter into and materially amend agreements with unaffiliated subadvisers without obtaining the approval of the applicable Fund’s shareholders.

Corporate Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
7,212,907.891	57,129.636	48,503.947

Intermediate Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
17,111,758.192	1,300,332.779	164,430.049

Limited Duration Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
676,438.964	0.000	0.000

Seix Floating Rate High Income Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
529,622,452.552	15,403,023.021	5,991,650.314

Seix High Yield Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
124,475,332.375	664,251.666	109,926.801

Short-Term Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
3,506,854.939	7,203.096	1,004.000

U.S. Government Securities Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
1,269,642.156	63,626.029	25,418.353

Ultra Short Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
6,305,724.336	87,308.397	128,058.065

Georgia Tax-Exempt Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
10,494,140.265	70,924.107	7,043.000

High Grade Municipal Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
2,259,490.792	140,046.055	20,618.000

Investment Grade Tax-Exempt Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
34,273,810.594	610,771.139	263,690.168

North Carolina Tax Exempt Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
3,568,434.985	0.000	0.000

Short-Term Municipal Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
1,851,089.674	6,042.352	62,203.104

Virginia Intermediate Municipal Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
10,753,061.291	36,474.000	3,879.908

Proposal 4: To approve a new investment advisory agreement between the Adviser and the Trust, on behalf of each Fund.

Corporate Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
7,245,265.181	24,596.100	48,680.193

Intermediate Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
18,121,129.926	298,407.530	156,983.564

Limited Duration Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
676,438.964	0.000	0.000

Seix Floating Rate High Income Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
540,374,171.826	4,472,518.743	6,170,435.318

Seix High Yield Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
125,045,511.361	96,514.555	107,484.926

Short-Term Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
3,511,915.035	2,143.000	1,004.000

Total Return Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
40,843,115.931	609,231.706	708,673.416

U.S. Government Securities Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
1,319,457.156	13,811.029	25,418.353

Ultra Short Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
6,438,356.312	74,338.272	8,396.214

Georgia Tax-Exempt Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
10,538,598.497	26,465.875	7,043.000

High Grade Municipal Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
2,327,400.407	64,382.718	28,371.722

Investment Grade Tax-Exempt Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
34,593,204.819	299,049.228	256,017.854

North Carolina Tax-Exempt Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
3,568,434.985	0.000	0.000

Short-Term Municipal Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
1,858,574.959	0.000	60,760.138

Virginia Intermediate Municipal Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
10,762,285.291	27,250.000	3,879.908

Proposal 7: To approve a new subadvisory agreement between the Adviser and Seix Investment Advisors LLC, on behalf of the Core Bond Fund, Corporate Bond Fund, Georgia Tax-Exempt Bond Fund, High Grade Municipal Bond Fund, High Income Fund, Intermediate Bond Fund, Investment Grade Tax-Exempt Bond Fund, Limited Duration Fund, Limited-Term Federal Mortgage Securities Fund, North Carolina Tax-Exempt Bond Fund, Seix Floating Rate High Income Fund, Seix High Yield Fund, Short-Term Bond Fund, Short-Term Municipal Bond Fund, Short-Term U.S. Treasury Securities Fund, Total Return Bond Fund, Ultra-Short Bond Fund, U.S. Government Securities Fund, U.S. Government Securities Ultra-Short Bond Fund, and Virginia Intermediate Municipal Bond Fund.

Corporate Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
7,226,404.712	42,584.569	49,552.193

Intermediate Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
18,091,972.232	301,479.265	183,069.523

Limited Duration Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
676,438.964	0.000	0.000

Seix Floating Rate High Income Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
542,520,010.432	2,170,811.123	6,326,304.332

Seix High Yield Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
124,969,254.447	154,883.332	125,373.063

Short-Term Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
3,507,165.510	3,909.000	3,987.525

Total Return Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
40,765,970.711	683,755.471	711,294.871

U.S. Government Securities Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
1,319,457.156	13,811.029	25,418.353

Ultra-Short Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
6,441,026.088	70,403.193	9,661.517

Georgia Tax-Exempt Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
10,496,810.231	68,254.141	7,043.000

High Grade Municipal Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
2,322,173.951	67,125.174	30,855.722

Investment Grade Tax-Exempt Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
34,542,314.936	332,519.662	272,015.916

North Carolina Tax-Exempt Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
3,568,434.985	0.000	0.000

Short-Term Municipal Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
1,828,738.115	3,031.911	87,565.104

Virginia Intermediate Municipal Bond Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
10,762,285.291	27,250.000	3,879.908

A special meeting of shareholders (the “Meeting”) of each series of RidgeWorth Funds (the “Trust”) was held on March 31, 2014.

The details of the voting with respect to each Proposal are shown below. Each Proposal received the required number of affirmative votes for approval.

The Meeting was held to consider and act on the following proposals:

Proposal 3: To approve the implementation of a manager of managers arrangement that will permit RidgeWorth Investments  (the “Adviser”), subject to prior approval by the Board of Trustees, to enter into and materially amend agreements with unaffiliated subadvisers without obtaining the approval of the applicable Fund’s shareholders.

High Income Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
44,495,917.255	3,807,939.822	1,852,716.056

Proposal 4: To approve a new investment advisory agreement between the Adviser and the Trust, on behalf of each Fund.

High Income Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
46,464,200.437	1,859,986.110	1,832,386.836

Proposal 7: To approve a new subadvisory agreement between the Adviser and Seix Investment Advisors LLC, on behalf of the Core Bond Fund, Corporate Bond Fund, Georgia Tax-Exempt Bond Fund, High Grade Municipal Bond Fund, High Income Fund, Intermediate Bond Fund, Investment Grade Tax-Exempt Bond Fund, Limited Duration Fund, Limited-Term Federal Mortgage Securities Fund, North Carolina Tax-Exempt Bond Fund, Seix Floating Rate High Income Fund, Seix High Yield Fund, Short-Term Bond Fund, Short-Term Municipal Bond Fund, Short-Term U.S. Treasury Securities Fund, Total Return Bond Fund, Ultra-Short Bond Fund, U.S. Government Securities Fund, U.S. Government Securities Ultra-Short Bond Fund, and Virginia Intermediate Municipal Bond Fund.

High Income Fund
Affirmative Votes	Objecting Votes	Abstaining Votes
45,639,177.513	1,708,696.803	2,808,699.067